NUSSBAUM
BERG KLEIN & WOLPOW, CPAs LLP

445 Broadhollow Road, Suite 319
Melville, NY 11747
631.845.5252 | Fax 631.845.5279

One Penn Plaza
250 W. 34th Street, Suite 2420
New York, NY 10119
212.684.2414 | Fax 212.684.5433
www.nussbaumcpa.com

November 28, 2022

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-2000

Re: Scientific Industries, Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated November 28, 2022 of Scientific Industries, Inc. ("the Registrant") and agree with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

Nussbaum Berg Klein & Wolpow, CPAs LLP

Nussbaum Berg Klein & Wolpow, CPAs LLP

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